UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2330 NW Everett St. Portland, Oregon	97210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2017, Semler Scientific, Inc. (the “Company”) entered into an amendment to certain outstanding promissory notes having an aggregate principal amount of $1.5 million and certain outstanding warrants to acquire an aggregate 228,572 shares of its common stock issued in connection with such notes, in each case held by the Chang Family Trust, a significant stockholder and the family trust of its former director, William H.C. Chang.

As previously reported, in January 2016, the Company issued an aggregate $1.5 million of promissory notes to the Chang Family Trust, which notes, as issued, were to have matured two years from the issuance date. As amended, the maturity date for each note has now been extended by 12 months, and the interest rate on the $500,000 note has been increased to 10.0% for the final 12 months of its term. In each case, interest will accrue on the unpaid principal and accrued interest as of the original two-year maturity date in the final year term of the notes. The other terms of the notes remain unchanged.

As previously reported, in connection with the issuance of the notes, the Company issued the Chang Family Trust two-year warrants to purchase an aggregate 228,572 shares of its common stock at an exercise price of $1.75 per share. As issued, the warrants were not able to be exercised, absent receipt of stockholder approval, if after such exercise the holder would be the beneficial owner of more than 19.99% of the Company’s common stock. This condition was removed by the amendments, and accordingly, stockholder approval is no longer required.

In connection with the foregoing amendment, the Company issued the Chang Family Trust a warrant to purchase 134,616 shares of its common stock at an exercise price of $2.60 per share. The warrant expires January 21, 2022, three years after the latest maturity date of the promissory notes, as amended.

The foregoing description of the promissory note and warrant amendment and warrant do not purport to be complete and are qualified in their entirety by reference to the complete text of such documents, which are attached as Exhibits 10.1 and 10.2 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.02.

The Company relied on exemptions from registration contained in Section 4(a)(2) of the Securities Act thereunder, for the issuance of the warrants.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Promissory Notes and Warrants, dated as of May 2, 2017, by and between the Company and the Chang Family Trust.
10.2	Form of Warrant, dated May 2, 2017, by and between the Company and the Chang Family Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Daniel E. Conger
Name: Daniel E. Conger Title: Vice President, Finance

Date: May 4, 2017